UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2024

GREENE COUNTY BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

United States of America	0-25165	14-1809721
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

302 Main Street, Catskill NY	12414
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(518) 943-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Stock, $0.10 par value	GCBC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers,

On January 17, 2024, Greene County Bancorp, Inc. (the “Company”), the holding company of The Bank of Greene County (the “Bank”), announced the retirement of Michelle Plummer, Senior Executive Vice President, Chief Financial Officer and Chief Operating Officer of the Company and the Bank. The retirement is effective July 31, 2024.  In her retirement, Ms. Plummer looks forward to spending more time with her family and other personal pursuits.

Upon her retirement, Ms. Plummer, a current board member, will remain on the Boards of Directors of the Company and the Bank.

Ms. Plummer’s retirement is part of the Company’s long-term succession planning. In this regard, on January 17, 2024 the Company also announced the promotion and appointment of Nick Barzee to become Senior Vice President and Chief Financial Officer of the Company and the Bank, effective on August 1, 2024.

Mr. Barzee, age 38, is currently the Company’s and Bank’s Vice President, Director of Finance, a position he has held since 2023. Mr. Barzee joined the Company and Bank as the Vice President, Controller in April 2021.  Prior to joining the Company and Bank, Mr. Barzee served as a Senior Manager in financial services at KPMG where he held several positions of increasing responsibility since 2008. Mr. Barzee is a Certified Public Accountant.

Mr. Barzee is not a party to any transaction with the Company or the Bank that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GREENE COUNTY BANCORP, INC.

DATE: January 17, 2024	By:	/s/ Donald E. Gibson
Donald E. Gibson
President and Chief Executive Officer